UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025 (August 7, 2025)

SNAP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3000 31st Street
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Purchase Agreement

On August 7, 2025, we entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by us of an aggregate of $550.0 million principal amount of our 6.875% Senior Notes due 2034 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Notes

The Notes were issued pursuant to an Indenture, dated August 12, 2025 (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (“Trustee”). The Notes are our senior unsecured obligations. The Notes will bear interest at a rate of 6.875% per year, payable in cash semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The Notes mature on March 15, 2034 unless repurchased or redeemed in accordance with their terms prior to such date.

We estimate that the net proceeds, after deducting the Initial Purchasers’ discounts and commissions and estimated expenses payable by us, will be approximately $541.3 million. The net proceeds from the offering, together with cash on hand, were used for the Repurchases (as defined in Item 8.01 of this Current Report on Form 8-K).

We may redeem for cash all or any portion of the Notes, at our option, at any time prior to September 15, 2028 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date and a “make-whole” premium as provided in the Indenture. Furthermore, until September 15, 2028, we may redeem up to 40% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.875% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption date. In addition, we may redeem all or any portion of the Notes at any time on or after September 15, 2028 at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest to, but excluding, the redemption date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by us in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)

default by us in the payment of principal of, or premium, if any, on any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon acceleration, or otherwise;

(3)

failure by us or any guarantor (as defined in the Indenture) for 60 days after written notice has been received from either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any agreement or obligation contained in the Indenture provided, that, in the case of a failure to comply with the reporting covenant, such period of continuance of such default or breach shall be 180 days after written notice;

(4)

default by us or any of our significant subsidiaries (as defined in the Indenture) with respect to any mortgage, indenture, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150.0 million (or its foreign currency equivalent) in the aggregate of us and any such subsidiary (i) which is caused by a failure to pay the principal of such indebtedness at its stated final maturity or (ii) resulting in the acceleration of such indebtedness prior to its stated final maturity;

(5)	certain events of bankruptcy, insolvency, or court protection of us or any of our significant subsidiaries;

(6)

failure by us or any of our significant subsidiaries to pay final judgments (other than those covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies) aggregating in excess of $150.0 million for a period of more than 60 days after such judgment becomes final; or

(7)

default by a significant subsidiary on any note guarantee (as defined in the Indenture), other than those in accordance with the terms of the Indenture or those in connection with the bankruptcy of a guarantor whose aggregate assets, together with the aggregate assets of any other guarantor whose note guarantee ceased or ceases to be in full force as a result of a bankruptcy, are less than $100.0 million.

If we experience certain change of control events, as described in the Indenture, we will be required to make an offer to repurchase some or all of the Notes at a price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains restrictive covenants relating to limitations: (i) on our and any guarantor’s ability to create liens on certain assets to secure debt; (ii) on our and any of our domestic subsidiaries’ ability to grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes; and (iii) on our and any guarantor’s ability to consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of our assets to another person, subject, in each case, to certain exceptions. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

A copy of the Indenture and form of Global Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Indenture and Notes” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 7, 2025, we entered into various repurchase transactions (collectively, the “Repurchases”) with certain holders of our outstanding 0.75% Convertible Senior Notes due 2026 (the “2026 Notes”), 0.00% Convertible Senior Notes due 2027 (the “2027 Notes”), and 0.125% Convertible Senior Notes due 2028 (the “2028 Notes”), in privately negotiated transactions, pursuant to which we repurchased approximately $157.4 million aggregate principal amount of the 2026 Notes, approximately $246.3 million aggregate principal amount of the 2027 Notes, and approximately $185.8 million aggregate principal amount of the 2028 Notes, for an aggregate cash repurchase price of approximately $550.1 million. The transactions settled on or about August 12, 2025.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 12, 2025, by and between Snap Inc. and U.S. Bank Trust Company , National Association, as Trustee.

4.2	Form of Global Note, representing Snap Inc.’s 6.875% Senior Notes due 2034 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

August 12, 2025	By:	/s/ Derek Andersen
Derek Andersen
Chief Financial Officer